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                                                                    EXHIBIT 12.1

                 STATEMENT REGARDING COMPUTATION OF DEFICIENCY
           OF EARNINGS TO FIXED CHARGES AND DEFICIENCY OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The Company's deficiency of earnings to fixed charges and deficiency of earnings to combined fixed and preferred stock dividends were computed as set forth below.

                                                                      (In Thousands)
                                            -----------------------------------------------------------------
                                             Six Months    Six Months
                                               Ended         Ended               Year Ended December 31,
                                              June 30,      June 30,        --------------------------------
                                                2000          1999          1999           1998         1997
                                            -----------------------------------------------------------------
Interest, including amounts capitalized       $16,578      $ 2,814       $  5,884        $ 3,939      $ 4,151

Amortization of debt discounts,
  premiums and capitalized costs                2,376          116          1,051          1,114            0

                                            -----------------------------------------------------------------
Fixed charges                                 $18,954      $ 2,930       $  6,935        $ 5,053      $ 4,151
                                            =================================================================

Net loss                                      $50,651      $31,575       $ 66,292        $84,164      $59,328

                                            -----------------------------------------------------------------
Deficiency of earnings to fixed charges       $50,651      $31,575       $ 66,292        $84,164      $59,328
                                            -----------------------------------------------------------------

Preferred stock dividends                      24,557            0         37,905              0            0

Accretion on preferred stock                    1,324            0            329              0            0

                                            -----------------------------------------------------------------
Deficiency of earnings to combined
  fixed charges and preferred dividends       $76,532      $31,575       $104,526        $84,164      $59,328
                                            -----------------------------------------------------------------